Lacher McDonald & Co., CPA's
                       Certified Public Accountants, P.A.

Board of Directors
Brounley Associates, Inc.
Largo, Florida

     We have audited the accompanying balance sheet of Brounley Associates, Inc. as of December 31, 1997 and the related statements of earnings, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     Except as discussed in the following paragraph, we conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     We did not observe the taking of the physical inventory at December 31, 1997 (stated at $237,682), since this date was prior to the time we were initially engaged as auditors for the Company. We were able to satisfy ourselves about inventory quantities by means of other auditing procedures.

     In our report dual dated October 19, 1998 and March 2, 1999, we expressed an opinion that except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to observe the physical inventories taken as of December 31, 1997 and 1996, the 1997 financial statements present fairly, in all material respects, the financial position as of December 31, 1997 and the results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles. As described in Note 10, we were able to satisfy ourselves about inventory valuation by means of other auditing procedures. Accordingly, our present opinion on the 1997 financial statements, as presented herein, is different from that expressed in our previous report.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brounley Associates, Inc. as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


October 19, 1998
(Except for Note 9, as to which the date is March 2, 1999 and Note 10 as to which the date is July 17, 1999)

Lacher McDonald & Co., CPAs - Certified Public Accountants, P.A.
Member American Institute of Certified Public Accountants


                            BROUNLEY ASSOCIATES, INC.
                                  Balance Sheet
                                December 31, 1997


           ASSETS

CURRENT ASSETS
      Cash                                  $29,944
Accounts receivable, net                      5,444
Inventories                                  237,68
Other current assets                            800
       Total current assets                 273,870
FIXED ASSETS, NET                            11,873
OTHER ASSETS                                    700

                Total assets                $286,443


           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Current portion long-term liabilities     $15,325
Accounts payable - trade                         63,607
Customer deposits                                90,285
Other current liabilities                         2,420
                Total current liabilities       171,637


LONG-TERM LIABILITIES, less current portion       27,490

                Total liabilities                199,127

STOCKHOLDERS' EQUITY

      Common stock                                 24,444
Treasury stock                                    (29,000)
Additional paid in capital                          47,156
Retained earnings                                   44,716
                Total stockholders' equity          87,316

                Total liabilities and
                 stockholders' equity              $286,443



        The accompanying notes are an integral part of these statements.

                           BROUNLEY ASSOCIATES, INC.
                              Statement of Earnings
                                December 31, 1997



Sales                                   $791,120
Cost of goods sold                       575,526
Gross profit                             215,594
General and administrative expenses      189,262
Total operating earnings                  26,332

Other income:
      Other income                           155
Total other income                           155

Other expenses:
      Other expense                           325
      Interest expense                      1,207
Total other expenses                        1,532

Earnings before income taxes               24,955

Income taxes                                4,700
Net earnings                             $ 20,255










        The accompanying notes are an integral part of these statements.

                            BROUNLEY ASSOCIATES, INC.
                        Statement of Stockholders' Equity
                                December 31, 1997


                                    Common    Additional    Retained
                         Number      Stock      Paid-In     Earnings
                        Of Shares   (At Par)   Capital      (Deficit)   Total

Balance December 31, 1996 $24,444    $  -0-    $47,156       $24,461    $96,061

Treasury Stock                 -0-   (29,000)      -0-           -0-   (29,000)

Net earnings for the year      -0-       -0-        -0-       20,255     20,255

Balance December 31, 1997  $24,444   $(29,000)  $47,156     $ 44,716    $87,316






























        The accompanying notes are an integral part of these statements.

                            BROUNLEY ASSOCIATES, INC.
                             Statement of Cash Flows
                                December 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES

      Net earnings                                             $ 20,255
Adjustments to reconcile net earnings
           to net cash provided by operating activities:
             Depreciation and amortization                       11,131
Decrease in receivables and prepaid items                        52,604
(Increase) in inventory                                         (54,403)
Increase in payables and accrued items                           23,856
Gain on sale of assets                                             (155)

                          NET CASH PROVIDED BY
                          OPERATING ACTIVITIES                    53,288

CASH FLOWS FROM INVESTING ACTIVITIES

                Purchase of building, land & equipment            (5,531)
Proceeds from sale of equipment                                      750
                          NET CASH (USED BY)
                          INVESTING ACTIVITIES                    (4,781)
CASH FLOWS FROM FINANCING ACTIVITIES

                Repayment of short-term debt                        (822)
Repayment of long-term debt                                       (3,863)
Purchase of treasury stock                                       (29,000)
                          NET CASH PROVIDED BY/(USED BY)
                          FINANCING ACTIVITIES                   (33,685)
NET INCREASE (DECREASE) IN CASH                                   14,822
CASH AT BEGINNING OF YEAR                                         15,122
CASH AT END OF YEAR                                             $ 29,944


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

      Cash paid during the year for interest                   $   1,207

      Cash paid during the year for income taxes               $   4,481






        The accompanying notes are an integral part of these statements.

                                    NOTES TO
                              FINANCIAL STATEMENTS
                            BROUNLEY ASSOCIATES, INC.
                          Notes to Financial Statements
                                December 31, 1997


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

     Brounley Associates, Inc. is located in Pinellas County, Florida. The Company is engaged in the design, manufacture and sale of radio frequency (RF) generators to customers located throughout the United States and abroad. Substantially all sales are to nationally or internationally based concerns in high technology industries.


Method of Accounting

     The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles.


Fixed Assets

     Major purchases of property and equipment having a life of more than one year are stated at cost and capitalized. Repair and maintenance items are charged against earnings. The Company uses tax depreciation lives and methods for both financial reporting and tax purposes which does not differ materially from generally accepted accounting principles and is calculated based on the following:


             Asset Category                  Method*           Estimated Lives

Computer equipment                           SL/DDB               5 years
Furniture and fixtures                       SL/DDB               5 - 8 years
Machinery and equipment manufacturing        SL/DDB               5 - 8 years

*     SL - straight line
      DDB - double declining balance

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Cash Equivalents

     For purposes of the statements of cash flows, cash equivalents consist of money market and municipal bond funds with a maturity of three months or less when purchased. The Company does not consider any of its assets to meet the definition of cash equivalents.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.
Accounts Receivable

     The company has not established an allowance for uncollectible accounts, since all amounts are deemed collectible.

NOTE 2 -- ACCOUNTS RECEIVABLE

Details of accounts receivable are:

      Accounts receivable - trade                           $   5,444
      Allowance for doubtful accounts                             -0-

               Accounts receivable, net                     $   5,444

NOTE 3 -- INVENTORIES

Details of inventories are:

      Raw materials                                           $ 99,278
      Work-in-process                                          131,554
Finished goods                                                   6,850
                  Total inventories                           $237,682

     Raw materials are stated at the lower of cost or market. Cost is determined
by  the  first-in,   first-out  method,  and  market  represents  the  lower  of replacement cost or estimated net realizable value.

     Work-in-process valuation is based on a labor rate applied to the total hours accumulated at December-31, 1997.

NOTE 4 -- FIXED ASSETS

Details of fixed assets are:

      Manufacturing equipment                      $30,434
Computer equipment                                   6,524
Office equipment                                     1,070
Accumulated depreciation                           (26,155)
                  Fixed assets, net                 $11,873

     Depreciation and amortization expense for the year ended December 31, 1997 was $11,131.

NOTE 5 -- OTHER CURRENT LIABILITIES

Details of other current liabilities are:

      Income taxes payable                               $ 2,300
      Accrued expenses                                       120
                  Total other current liabilities        $ 2,420

     There has been no accrual of vacation benefits earned but unused as employees are not allowed to carry this over from one year to the next and any amounts due at December 31, 1997 were not material to the payroll expense as a whole.

NOTE 6 -- LONG-TERM LIABILITIES

     The balance reflected as long-term liabilities at December 31, 1997 relates to a note payable with an original principal balance of $47,500 and interest rate of 8% to a shareholder dating back to 1994 when the corporation was formed. No payments were made on this note prior to 1997.
      Maturities of this note are as follows:

                  Years Ending
                  December 31,                          Amount

                          1998                         $15,325
                          1999                          16,555
                          2000                          10,935
                    Thereafter                              -0-
                  Total                                $42,815


NOTE 7 -- COMMON STOCK

     The Company has 100,000 shares authorized, 24,444 shares issued and outstanding of $1 par value common stock as of December 31, 1997.

     During 1997 the Company purchased 2,222 shares from a shareholder. The stock was valued at $29,000.


NOTE 8 -- SUBSEQUENT EVENTS

     On September 30, 1998 a share exchange agreement was made by and among Toups Technology Licensing, Inc. and the owners at that time of Brounley Associates. Inc. Brounley Associates, Inc. combined with Toups Technology Licensing, Inc. through the exchange of 900,000 shares of Toups Technology Licensing, Inc. common stock for all the issued and outstanding common stock of Brounley Associates, Inc.


NOTE 9 -- CORRECTION OF AN ERROR

     On  September  30,  1998,  2,222  shares  valued  at  $31,600  of  Brounley
Associates, Inc. common stock was issued to one of the principals of the Company. These shares were issued to compensate the principal for providing expertise, engineering services and the liberal use of his equipment and reputation during the years of 1994 and 1995. This transaction was initially recorded in 1998, but it was determined that in order to accurately reflect the timing of this transaction, the statements needed to be corrected to reflect these prior period transactions. The result of this transaction is to increase the common stock and additional paid in capital account balances at December 31, 1997 and December 31, 1996 to $24,444 and $47,156, respectively.


NOTE 10 -- ADDITIONAL SUBSEQUENT EVENT

     On July 16, 1999, Toups Technology Licensing, Inc. (the subsequent acquirer of the Company) engaged the original auditors of the Company to perform additional procedures regarding inventory. In the original audit, it was not cost effective for the auditors to perform extensive alternative procedures regarding inventory. During this subsequent engagement, the auditors performed various alternative procedures which allowed them to express an unqualified opinion.

     Based on these extensive additional procedures, the auditors found that no adjustment to inventory was necessary. However, it was discovered that the reversal of a sales invoice had been recorded incorrectly. The correction of this entry resulted in a decrease to sales of $61,000, a decrease to cost of goods sold of $44,000 and an increase to current liabilities of $14,000 (net of tax).


                            BROUNLEY ASSOCIATES, INC.
                             Additional Information
                         Analysis of Cost of Goods Sold
                                December 31, 1997


COST OF GOODS SOLD

       Direct costs:
       Beginning inventory                $ 183,279
       Materials                            344,653
       Labor                                149,597
       Subcontracted services                20,796
       Ending inventory                    (237,682)

                Total direct costs           460,643


       Indirect costs:
       Office expense                           614
       Depreciation                          11,131
       Discounts earned                        (436)
       Freight                               17,949
       Repairs and maintenance                  858
       Supplies                              29,375
       Outside engineering services          55,392

             Total indirect costs           114,883

             Total cost of goods sold      $575,526


GENERAL AND ADMINISTRATIVE EXPENSES

       Advertising                          $ 1,104
       Auto and truck                           183
       Bank charges                              26
       Compliance testing                    22,241
       Insurance - general                    5,178
       Insurance - group                      9,890
       Miscellaneous                            839
       Office/expense                         2,059
       Office salaries                        3,248
       Officers' salaries                     53,883
       Payroll taxes                          16,683
       Professional fees                       3,171
       Rent                                   24,434
       Repairs and maintenance                   710
       Royalties                              25,890
       Taxes and license                       1,724
       Telephone                               5,813
       Trade show                              3,361
       Travel                                  5,366
       Utilities                               3,459

Total general and administrative expenses   $189,262


                 See auditors' report on additional information.

                          INDEPENDENT AUDITORS' REPORT
                            ON ADDITIONAL INFORMATION

Board of Directors
Brounley Associates, Inc.
Largo, Florida

     Our report on our audit of the basic financial statements of Brounley Associates, Inc. for 1997 appears on page 3. That audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The analysis of cost of goods sold and the analysis of general and administrative expenses are presented for purposes of additional analysis and are not required parts of the basic financial statements.

     We did not observe the taking of the physical inventories at December 31, 1997 (stated at $237,682), since this date was prior to the time we were initially engaged as auditors for the Company. We were able to satisfy ourselves about inventory quantities by means of other auditing procedures.

     The analysis of costs of goods sold and analysis of general and administrative expenses has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


October 19, 1998

Lacher McDonald & Co., CPAs - Certified Public Accountants, P.A.
Member American Institute of Certified Public Accountants